Exhibit 10.32

LEASE

CABOT INDUSTRIAL PROPERTIES, L.P.,
Landlord,

and
PORTOLA PACKAGING, INC.,
Tenant

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Table of Contents
(continued)

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 — SITE PLAN DEPICTING THE PREMISES

EXHIBIT B — INITIAL ALTERATIONS

EXHIBIT C — COMMENCEMENT DATE MEMORANDUM

EXHIBIT D — RULES AND REGULATIONS

EXHIBIT E — HAZARDOUS MATERIALS

EXHIBIT F — LIST OF HAZARDOUS MATERIALS

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MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:	4 South 84th Avenue, Tolleson, Arizona

LANDLORD:	Cabot Industrial Properties, L.P., a Delaware limited partnership

LANDLORD’S ADDRESS:	c/o RREEF Management Company
2201 East Camelback Road, Suite 230B
Phoenix, Arizona 85016

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Cabot Industrial Properties, L.P. (Lock Box #6)
75 Remittance Dr., Suite 1431
Chicago, IL. 60675-1431

LEASE REFERENCE DATE:	June 5, 2003

TENANT:	Portola Packaging, Inc., a Delaware corporation

TENANT’S NOTICE ADDRESS:
(a) As of beginning of Term:	4 South 84th Avenue, Suite 200
Tolleson, Arizona
Attn: Plant Manager

(b) Prior to beginning of Term (if different):	890 Faulstich Court
San Jose, CA 95112
Attn: Dennis Berg

PREMISES ADDRESS:	4 South 84th Avenue, Suite 200
Tolleson, Arizona 85353

PREMISES RENTABLE AREA:	Approximately 115,000 sq. ft. (for outline of Premises see Exhibit A)

USE:	Operation of a plastics manufacturing business, and the office uses related thereto

SCHEDULED COMMENCEMENT DATE:	November 1, 2003

TERM OF LEASE:	Fifteen (15) years plus the Commencement Month (as defined below), beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the “Commencement Month.”

TERMINATION DATE:	The last day of the one hundred and eightieth (180th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the

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Commencement Month

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3):	Months	Annual Rent*	Monthly Rent*

	1-6	$266,928.00	$22,244.00
	7-30	$611,928.00	$50,994.00
	31-60	$639,528.00	$53,294.00
	61-90	$680,928.00	$56,744.00
	91-120	$722,328.00	$60,194.00
	121-150	$763,728.00	$63,644.00
	151-180	$818,928.00	$68,244.00

If the Commencement Date is other than the first(1st ) day of a calendar month, the Monthly Installment of Rent due for the Commencement Month shall be owed by Tenant on the Commencement Date (and, assuming funds are available, taken fromthe Security Deposit on or about that date, per Article 3.1), prorated based upon a monthly rent amount of $50,994.00.

*plus applicable sale and transaction privilege taxes

Note: The foregoing figures are subject to adjustment, per Article 3.1 of the Lease

INITIAL ESTIMATED MONTHLY INSTALLMENT	$10,120.00
OF RENT ADJUSTMENTS (Article 4)

Notwithstanding any contrary language in the Lease, Tenant shall not be obligated to pay its Proportionate Share of Expenses and Taxes for the first six (6) full calendar months of the Term of the Lease (but Tenant shall owe its Proportionate Share of Expenses and Taxes for the Commencement Month,which charge [assuming funds are available] shall be taken from the Security Deposit, per Article 3.1, on or about the Commencement Date)

TENANT’S PROPORTIONATE SHARE:	48.73%, based on the Premises square footage of 115,000 divided by the Project square footage of 236,007

SECURITY DEPOSIT:	$900,000.00, which figure is subject to reduction to $100,000.00 in accordance with Article 3.1 of the Lease

ASSIGNMENT/SUBLETTING FEE	$500.00

REAL ESTATE BROKER DUE COMMISSION:	CB Richard Ellis, Inc. and Trammell Crow

TENANT’S SIC CODE:	3089

AMORTIZATION RATE:	10%

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through D, all of which are made a part of this Lease.

LANDLORD:		TENANT:

CABOT INDUSTRIAL PROPERTIES, L.P.,		PORTOLA PACKAGING, INC., a
Delaware corporation
a Delaware limited partnership

By:	RREEF Management Company, a Delaware	By:
corporation, its Authorized Agent
Name:
Name:

Bret C. Borg, CPM

Title: District Manager		Title:

Dated: May ____, 2003		Dated: May ____, 2003

LEASE

     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. Landlord and Tenant agree that said Exhibit A and Exhibit A-1 is an estimate only and that the parties shall amend this Lease to attach the final Exhibit A and Exhibit A-1 once same has been finalized, which shall occur prior to the commencement of construction pursuant to Exhibit B. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

     1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Landlord represents, to the best of its knowledge without any duty of inquiry or investigation, that as of the Lease Reference Date the Building and Premises comply with all governmental laws, ordinances, and regulations applicable to the Building and its occupancy. Landlord shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violation in the Building or appurtenant land, caused or permitted by, or resulting from the obligations of Landlord, all at Landlord’s sole expense. Tenant shall not do or permit anything to be done in or about the Premises which will in any way materially obstruct or interfere with the rights of other tenants or occupants of the Building or materially injure, annoy, or disturb them, or allow the Premises to be used for any, unlawful or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Premises, the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant of the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way materially increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Tenant’s obligations, liabilities and responsibilities in regard to the handling, use, manufacture, storage or disposal of Hazardous Materials (as defined in Exhibit E) are set forth in Exhibit E.

     1.2 Tenant and its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations (which rules and regulations shall apply uniformly to all tenants at the Building) regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use (provided that the number of total parking spaces allocable to Tenant shall at no time be less than the number of total parking spaces allocable to Tenant on the Lease Reference Date). The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces (provided that the number of total parking spaces allocable to Tenant shall at no time be less than the number of total parking spaces allocable to Tenant on the Lease Reference Date).

2. TERM.

     2.1 The Term of this Lease shall begin on the date (“Commencement Date”) that Landlord shall tender possession of the Premises to Tenant (as defined in Section 7 of Exhibit B), and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed or which need repair within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to complete or repair, as applicable, such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

     2.2 The general contractor being retained to construct the Initial Improvements (as defined in Exhibit B) shall provide the parties with a time line indicating, among other things, the date by which it intends to complete the Initial Improvements. Promptly after receipt of the time line, Landlord and Tenant shall meet to mutually agree upon the date by which they expect the Initial Improvements to be completed (which date is, for the purposes of this Section 2.2, referred to as the “New Scheduled Commencement Date”). In the event of the inability of Landlord to deliver possession of the Premises by the New Scheduled Commencement Date for any reason, Landlord shall not be liable for any damages resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession by the New Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within one hundred twenty (120) days after the New Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord such as a Tenant Delay (as defined below and in Paragraph 4 of Exhibit B and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s material change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). To be effective, Tenant must exercise said right of termination within ten (10) business days after the end of said one hundred twenty (120) day period, as said period may be extended as otherwise provided herein. If any delay in the Commencement Date is the result of a Tenant Delay, the Commencement Date shall be the date that Landlord would have tendered possession of the Premises to Tenant but for such Tenant Delay.

     2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of Rent and Tenant’s Proportionate Share of Expenses and Taxes, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

     2.4 Landlord shall be responsible for ensuring that a railroad service to and from the Premises is available within six (6) months of the Commencement Date. In the event that railroad service is not available to the Premises on or before the Commencement Date, Landlord shall pay to Tenant as negotiated and agreed upon liquidated damages for such failure an amount equal to Eight Hundred Dollars ($800) per day for each day after the Commencement Date until railroad service to and from the Premises is available. Any sums paid to Tenant under the foregoing sentence shall be deemed to be negotiated and agreed upon liquidated damages paid to Tenant by reason of Landlord’s failure to ensure the availability of railroad service to and from the Premises, the parties hereby agreeing that said amount is a reasonable forecast of just compensation for the harm that may be caused to Tenant as a result of Landlord’s failure to ensure the availability of railroad service to and from the Premises and that Tenant’s harm in the event of such failure would be incapable of accurate estimation or very difficult to accurately estimate. If railroad service is not available to and from the Premises within six (6) months of the Commencement Date, then Tenant shall a one-time right to cancel and terminate the Lease, which right of cancellation must be exercised by Tenant giving written notice thereof to Landlord within ten (10) business days of the end of said six (6) month period. The six (6) month period referenced herein shall be extended as the result of strikes, shortages of materials, or similar matters beyond the reasonable control of Landlord such as a Tenant Delay (as defined in Section 2.2 above and in Paragraph 4 of Exhibit B).

3. RENT.

     3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) business days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent. Notwithstanding anything to the contrary set forth herein,

Landlord acknowledges that the first Eight Hundred Thousand Dollars ($800,000.00) due from Tenant under the Lease (whether defined or referenced as a Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses and/or Taxes, additional rent, or otherwise) shall be taken by Landlord from Tenant’s Security Deposit of Nine Hundred Thousand Dollars ($900,000.00), such that, over time and absent any Event of Default by Tenant under the Lease, the Security Deposit will be reduced to One Hundred Thousand Dollars ($100,000.00)

     }3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within five (5) days after Landlord gives Tenant written notice of Tenant’s alleged failure to pay same when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) four percent (4%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4. RENT ADJUSTMENTS.

     4.1 For the purpose of this Article 4, the following terms are defined as follows:

            4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.

            4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building, as determined in accordance with generally accepted accounting principles, consistently applied, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries of employees employed solely at the Building; employee benefits and payroll taxes; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include any of the following: (i) depreciation or amortization of the Building or equipment in the Building except as provided herein; (ii) loan principal or interest payments or other financing costs; (iii) costs of alterations of other tenants’ premises; (iv) leasing commissions; (v) interest expenses on borrowings; .(vi) advertising costs; (vii) general overhead and administrative expenses of Landlord, including, without limitation, accounting and legal expenses; (viii) costs of negotiating or enforcing other leases; (ix) costs of correcting structural defects in or inadequacy of the structural design and/or construction of the Building; (x) expenses directly resulting from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors; (xi) direct expenses for which Landlord is reimbursed by other sources (such as warranties, insurance or other tenants); (xii) any bad debt loss, rent loss or reserves for bad debt or rent loss; (xiii) the expense of extraordinary services provided to other tenants in the Building; (xiv) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building; or (xv) insurance costs specified by Landlord’s insurance carrier as being caused by the use, acts or omissions of any other tenant of the Building or by the nature of such other tenant’s occupancy which create an extraordinary or unusual risk.

            4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year but only to the extent of actual tax savings. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

     4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year. As long as Tenant is not in default under any of the terms, covenants, conditions, provisions and agreements to be kept and performed by Tenant under this Lease beyond any applicable cure period, in no event shall Tenant’s Proportionate Share of Controllable Expenses increase by more than five percent (5%) from the previous Lease Year, calculated cumulatively over the Term of the Lease (applied on a pro-rata basis based upon the number of months of the Term which fall within the Lease Year, if applicable). “Controllable Expenses” shall be defined as all Expenses exclusive of utility charges, union negotiated labor wages, and insurance premiums. (Although separately defined herein, for purposes of clarification, it is understood that Taxes are not a part of “Controllable Expenses” and are therefore excluded from the 5% limitation on increases due from Tenant.) There shall be no cap on non-Controllable Expenses. By way of example, assume Controllable Expenses for the first Lease Year of $100.00. In the second Lease Year, Controllable Expenses would be the lesser of (i) Tenant’s Proportionate Share of Controllable Expenses for the second Lease Year, or (ii) $105.00 ($100.00 plus 5%, which would be the Cap Amount). In the third Lease Year, Controllable Expenses would be the lesser of (i) Tenant’s Proportionate Share of Controllable Expenses for the third Lease Year, or (ii) $110.25 ($105.00 plus 5%). In the fourth Lease Year, Controllable Expenses would be the lesser of (i) Tenant’s Proportionate Share of Controllable Expenses for the fourth Lease Year, or (ii) $115.76 ($110.25 plus 5%).

     4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.23. During the Term, Tenant or Tenant’s accountants may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, such office to be located in the greater Phoenix metropolitan area, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord and Tenant or Tenant’s accountants. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

     4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes due under this Lease for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.3 shall remain in effect until further written notification to Tenant pursuant hereto.

     4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

            4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.2 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

            4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.2 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.

     4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Subject to the terms and conditions set forth in Section 3.1 above, said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. Notwithstanding Section 3.1 above,if Tenant defaults with respect to any provision of this Lease beyond any applicable cure period, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default beyond any applicable cure period, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount (as adjusted pursuant to Section 3.1 above) and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.

Notwithstanding anything to the contrary set forth herein, at any time during the term of the Lease Tenant shall have the right to convert One Hundred Thousand Dollars ($100,000.00) of the Security Deposit to an unconditional and irrevocable letter of credit (the “Letter of Credit”), which Letter of Credit shall: (i) be in form and substance reasonably satisfactory to Landlord, (ii) name Landlord as beneficiary, (iii) expressly allow Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) be drawable on an FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) be redeemable in the state of Arizona. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date of the then current Letter of Credit, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as all or part of the Security Deposit (as the case may be). If Tenant defaults under this Lease beyond any applicable cure period, Landlord may use any part of the Letter of Credit or Security Deposit (at Landlord’s option) to pay or perform any obligation of Tenant under this Lease, or to compensate Landlord for any loss or damage resulting from any default. Within fifteen (15) business days of Tenant’s tender of a Letter of Credit which complies with all of the foregoing terms and conditions, Landlord shall return up to One Hundred Thousand Dollars ($100,000.00) of the security deposit to Tenant. The exact amount to be returned to Tenant shall be equal to the amount set forth in the Letter of Credit (up to $100,000.00) less any portion thereof which Landlord has applied, or has the right to apply, in accordance with this Article 5.

6. ALTERATIONS.

     6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, and any minor alterations, additions or improvements which do not, in the aggregate, exceed $20,000.00 in any calendar year and which do not affect the structural integrity of the Building or the Premises, or which do not require modification to the systems servicing the Building, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. If Tenant is authorized by the foregoing sentence to make an alteration, addition or improvement without the prior written consent of Landlord, Tenant must still provide Landlord with prior written notice of the work which is to be performed and the anticipated cost thereof. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question. Nothing contained herein shall allow Tenant to make any alterations, additions or improvements to the exterior of the Building or the common areas without Landlord’s prior written consent.

     6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using a contractor reasonably approved by Landlord, at Tenant’s sole cost and expense.

     6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2

7. REPAIR.

     7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the roof, foundation and walls of the Building. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

     7.2 Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration (other than due to ordinary wear and tear) and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, normal wear and tear, loss by fire or other casualty excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

     7.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect unless Landlord fails to make said repair within a reasonable time after written notice of such failure to Landlord provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured within thirty (30) days after Landlord’s receipt of said notice but Landlord has commenced the repair within such thirty (30) day period and thereafter is diligently pursuing such repair to completion.

     7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.

     7.5 Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and for any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the Term.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) business days following Tenant receipt of written notice of the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall reasonably accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) business days of Landlord’s demand .

9. ASSIGNMENT AND SUBLETTING.

     9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than sixty (60) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding anything to the contrary set forth herein, Tenant shall have the right to assign the Lease or sublet all or a portion of the Premises to an affiliate of Tenant or to a successor to all or substantially all of Tenant’s assets, in any of which events Tenant shall remain liable to Landlord for performance of its obligations hereunder (with the understanding that in the event of a sale of all of Tenant’s assets, Tenant shall only remain liable to Landlord if the underlying transaction is proven to be a sham, fraudulent or otherwise not entered into in good faith by Tenant).

     9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

     9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive solely by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

     9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; or (ii) violate any exclusive right granted to another tenant of the Building; or (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) be highly likely to involve a violation of the Tenant’s obligations under Exhibit E. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.4, shall be conclusively deemed to be reasonable.

     9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s reasonable costs actually incurred, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises but in no event more than $1,000.00, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

     9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The indemnity provisions set forth in the preceding sentence shall not apply to any loss, claim, liability or cost in the event of the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

     11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease—each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured, (f) Business Interruption Insurance for 100% of the 12 months actual loss sustained, and (g) Excess Liability in the amount of $5,000,000.

     11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property¬Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

     Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.11.4 Landlord shall maintain such insurance on the Building as is customary of owners of similarly situated buildings in the greater Phoenix metropolitan area, in an amount no less than the full replacement value of the Building with such policies to be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord within five (5) business days following demand therefor and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord, which consent not to be unreasonably conditioned, withheld or delayed, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises unless caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month or one (1) year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION; NON-DISTURBANCE. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, subject to the terms hereof, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. The foregoing subordination is contingent upon the lender or ground lessor agreeing that, so long as Tenant is not in default hereunder beyond any applicable cure period, such lender or ground lessor shall not disturb Tenant’s use and possession of the Premises.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations, provided that Landlord shall uniformly enforce same against all tenants or occupants of the Building.

17. REENTRY BY LANDLORD.

     17.1 Landlord reserves and shall at all times have the right, upon reasonable advance written notice to Tenant (but in no event greater than forty-eight (48) hours in advance, with no notice being required in the event of an emergency) to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants (but, as to prospective tenants, only during the last six (6) months of the Term), and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17 except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

     17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion (other than designated special security areas) to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the reasonable cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) business days of Landlord’s demand.

18. DEFAULT.

     18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

            18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) business days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) business days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

            18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

            18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

            18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

            18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

     19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

            19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

            19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

            19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

            19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:

                        19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

                        19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

                        19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

     19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

     19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined.

     19.4 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY.

     19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

     19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing or if the Default were a failure of payment and such payment cures such Default even if made after the applicable cure period. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

     19.7 Landlord shall have any statutory landlord’s lien rights granted by the laws of the State of Arizona.

     19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law upon an Event of Default by Tenant, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

     19.9 If more than three (3) Events of Default occur during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

     20. TENANT’S BANKRUPTCY OR INSOLVENCY.

     20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

     20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

                        20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

                        20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

                        20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

                        20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

     21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons (other than Landlord’s agents, employees or contractors), nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY

     22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time as mutually determined, in good faith, by Landlord and Tenant. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in substantially the same condition as immediately before such damage.

     22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

     22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     22.4     In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed, but in no event more than an additional ninety (90) days.

     22.5     Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, but if Landlord determines not to repair such damages in either such case, Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

     22.6     In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23.     EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24.     SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, provided that such successor expressly assumes Landlord’s obligations hereunder in writing, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security provided that such successor expressly assumes Landlord’s obligations hereunder in writing.

25.     ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate which material misstatement is made by Tenant in bad faith and which is not corrected within ten (10) business days of receipt of written request that such correction be made. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26.     SURRENDER OF PREMISES.

     26.1     Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

     26.2     All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

     26.3     All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as reasonably estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.     NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28.     TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.     INTENTIONALLY DELETED.

30.     DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as reasonably calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Landlord hereby represents and warrants to Tenant that, to its actual knowledge, the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages are correct and Tenant hereby accepts and agrees to be bound by same; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

31.     TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

32.     FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Landlord agrees to hold all information obtained pursuant to this Article 32 strictly confidential.

33.     COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

34.     TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35.     SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36.     ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37.     EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

38.     RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39.     OPTION TO EXTEND. Tenant shall, provided the Lease is in full force and effect and Tenant is not in default beyond any applicable cure period under any of the other terms and conditions of the Lease at the time of notification or commencement, have two (2) options to extend the term of this Lease for a period of five (5) years each, on the same terms and conditions as set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

a.     If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred ten (210) days prior to the expiration of the Term of this Lease, but no later than the date which is one hundred eighty (180) days prior to the expiration of theTerm of this Lease. If Tenant fails to provide such notice, Tenant shall have no right to extend or renew the term of the Lease.

b.     The Annual Rent and Monthly Installment of Rent in effect at the expiration of the then current Term of the Lease shall be increased to reflect one hundred percent (100%) of the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the extended term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than sixty (60) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent and Minimum Monthly Installment of Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the extended term. In no event shall the Annual Rent and Monthly Installment of Rent for either extended period be less than the Annual Rent and Monthly Installment of Rent in effect at the end of the preceding period.

c.     This option is not transferable. The parties hereto acknowledge and agree that they intend that the aforesaid option to extend this Lease shall be “personal” to Tenant as set forth above and that in no other event will any assignee or sublessee have any rights to exercise the aforesaid option to extend without Landlord’s prior written consent.

d.     Should the extension options provided for above be exercised, Tenant shall have no further right to extend the term of the Lease. Should Tenant not exercise the first extension option, then Tenant shall have no further extension option.

40.      RIGHT OF FIRST OFFER. Subject to Subsection 40b below, and subject to any expansion or renewal options of any current tenant in the Building or the right of Landlord to extend the Lease of any current tenant in the Building (a “Prior Tenant”), Landlord hereby grants to Tenant for the initial term of the Lease a right of first offer for any space that is adjacent to the Premises (collectively, the “ROFO Space”), to be exercised in accordance with Subsection a below

a.     If any ROFO Space becomes available for lease to anyone other than a Prior Tenant, Landlord shall so notify Tenant (“Landlord’s ROFO Notice”) identifying the available ROFO Space (the “Subject ROFO Space”). Landlord’s ROFO Notice may be given up to twelve (12) months in advance of such availability and shall contain the terms upon which Landlord intends to offer the Subject ROFO Space for lease to the market. Tenant shall notify Landlord within ten (10) business days of receipt of Landlord’s ROFO Notice whether it desires to lease the Subject ROFO Space on the terms set forth in Landlord’s ROFO Notice. If Tenant does not notify Landlord within said 10-business day period that it will lease the Subject ROFO Space, Tenant shall be deemed to have refused the Subject ROFO Space. After any refusal, Tenant shall have no further right of first offer for such Subject ROFO Space and Landlord shall be free to lease such space to any party for any term and upon any terms it desires, provided same are not materially more favorable to the new tenant than those offered to Tenant. If Tenant exercises its right of first offer with respect to the Subject ROFO Space, such space shall be added to the Premises for all purposes of this Lease for the remaining Term of the Lease (but in no event less than three (3) years) on (a) the terms specified in Landlord’s ROFO Notice, and (b) the terms of this Lease to the extent that they do not conflict with the terms specified in Landlord’s ROFO Notice, except that the terms of Landlord’s ROFO Notice shall not apply during any extended Term of the Lease but, instead, the terms of the Lease applying to the remainder of the Premises during the extended Term shall also apply to the Subject ROFO Space.

b. Tenant’s right of first offer is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first offer, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet all of the Premises under a sublease which is in effect at any time during the period commencing with Tenant’s delivery of its notice and ending on the date the ROFO Space is added to the Premises.

c. Promptly after Tenant’s exercise of its right of first offer, Landlord shall prepare and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant’s Proportionate Share and any other appropriate terms changed by the addition of the ROFO Space. Within fifteen (15) business days thereafter, Tenant shall execute and return the amendment for Landlord’s execution.

41.     FORCE MAJEURE. If any performance by Landlord hereunder is delayed due to any conditions, acts or circumstances beyond the control of Landlord including, without limitation, war, terrorism, strike, fire, labor disturbance, riot or civil commotion, act of government or any governmental agency, flood, earthquake, landslide, act of God, act of third parties or any other reason of force majeure, the time within which Landlord is required to complete such performance shall be extended for a period equal to the period of such delay.

42.     LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:	TENANT:

CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership	PORTOLA PACKAGING, INC., a Delaware corporation

By: RREEF Management Company, a Delaware corporation, its Authorized Agent Name: ________________________ Bret C. Borg, CPM	By: ________________________ Name:
Title: District Manager	Title:
Dated: May ___, 2003	Dated: May ___, 2003

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the
Lease Reference Date of June 5, 2003, between
Cabot Industrial Properties, L.P., as Landlord and
Portola Packaging, Inc., as Tenant

     Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT A-1 – SITE PLAN

attached to and made a part of Lease bearing the
Lease Reference Date of June 5, 2003, between
Cabot Industrial Properties, L.P., as Landlord and
Portola Packaging, Inc., as Tenant

Exhibit A-1 is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-2

EXHIBIT B – INITIAL ALTERATIONS

attached to and made a part of Lease bearing the
Lease Reference Date of June 5, 2003, between
Cabot Industrial Properties, L.P., as Landlord and
Portola Packaging, Inc., as Tenant

     1.      INITIAL IMPROVEMENTS. Landlord shall cause plans and specifications (the “Plans”) of the improvements (the “Initial Improvements”, which shall be defined to exclude Tenant’s personal property, trade fixtures [such as, but not limited to, silos, molds, and processing equipment], equipment, furniture and inventory) to be prepared in sufficient detail to define the construction work necessary to implement the Initial Improvements pursuant to that certain floor plan dated April 14, 2003 (attached hereto as Exhibit “I”). Tenant shall have five (5) business days after receipt thereof to either provide comments to such Plans or to approve the same. Tenant shall be deemed to have approved such Plans if it does not timely provide comments on such Plans. If Tenant provides Landlord with comments to the Plans, Landlord shall provide revised Plans to Tenant incorporating Tenant’s comments within one (1) week after receipt of Tenant’s comments. Tenant shall within five (5) business days after receipt either provide comments to such revised Plans or approve the same. Tenant shall be deemed to have approved such revised Plans if it does not timely provide comments on such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by the parties. Landlord shall thereafter cause to be performed the Initial Improvements in the Premises in accordance with the final Plans. The parties shall cooperate to agree upon the final Plans as promptly as possible.

     The Plans for the Initial Improvements shall comply with all applicable governmental requirements. Landlord’s approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable governmental requirements.

     Landlord shall select a contractor to perform the construction of the Initial Improvements. Such contractor shall be selected by a competitive bid process contractors selected by Landlord, with consultation of Tenant. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor “Punch List” items, on or before the Scheduled Commencement Date specified in the Reference Pages, subject to Tenant Delay (as defined in Section 4 hereof) and force majeure (as defined in Article 41 of the Lease).

     Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed for a fee of three percent (3%) of all costs related to the preparation of the Plans and the construction of the Initial Improvements and the Change Orders, and shall be paid (at Landlord’s discretion) from the Landlord’s Contribution and/or Financed Amount (as said terms are defined below).

     2.      CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, “Change Orders”) to the Premises in addition to, revision of or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord’s advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all revisions of the Plans, and the construction of all Change Orders.

     3.      COST OF INITIAL IMPROVEMENTS AND CHANGE ORDERS. The parties anticipate that the Initial Improvements will cost approximately Four Million Dollars ($4,000,000.00). Landlord shall contribute up to Two Million Three Hundred Thousand Dollars ($2,300,000.00) (the “Landlord’s Contribution”) towards construction of the Initial Improvements. The costs and expenses in excess of Landlord’s Contribution, including those associated with any change(s) to the Plans and any construction resulting from such change(s), shall be the sole responsibility of Tenant. Landlord has no obligation to pay for the costs and expenses associated with construction of the Initial Improvements and any Change Orders to the extent said costs and expenses exceed the Landlord’s Contribution. If the cost of construction of the Initial

     Improvements (including any Change Orders) will result in a contract price which exceeds the Landlord’s Contribution, Landlord shall take the first One Hundred Fifty Thousand Dollars ($150,000.00) of such overage, plus ten percent (10%) thereof (to be held by Landlord to offset any unforeseen additional charges and refunded to Tenant in the event there are no unforeseen additional charges or if the cost thereof is less than the amount paid by Tenant), from the Security Deposit, in which event Tenant shall have the obligation (without any notice being required from Landlord) to restore by September 15, 2003 the amount of the Security Deposit so applied by Landlord. If the cost of construction of the Initial Improvements, including any Change Orders (together with the ten percent contingency amount thereon) result in an overage in excess of $150,000.00 above the amount of the Landlord’s Contribution, and said amount has been determined by Landlord and provided to Tenant in writing prior to September 1, 2003, then Tenant shall deposit such overage, plus ten percent (10%) thereof (to be held by Landlord to offset any unforeseen additional charges and refunded to Tenant in the event there are no unforeseen additional charges or the cost thereof is less than the amount paid by Tenant) (“the Overage Deposit”, which the parties initially estimate to be $1,688,500.00 [the $1,700,00.00 difference between the estimated cost of construction and the Landlord’s Contribution, less the $165,000.00 to be taken by Landlord from the Security Deposit {including the ten percent contingency}, plus ten percent {the contingency amount}of the $1,535,000.00 estimated balance remaining due]), to Landlord no later than September 5, 2003. If the amount of such overage is determined on or after September 1, 2003, then Tenant shall tender the Overage Deposit within ten (10) business days of its receipt of written notice from Landlord of the amount thereof. Landlord and Tenant hereby acknowledge and agree that the Overage Deposit may arise and be paid in one (1) or more installments as the cost of construction of the Initial Improvements are incurred (but in no event shall Tenant be required to pay any installment before September 1, 2003), and if paid in installments the Overage Deposit shall be the total of any and all such installments. Notwithstanding anything in the Lease to the contrary, Landlord and Tenant hereby acknowledge and agree that Landlord shall be responsible for paying the first $2,300,000.00 in construction costs with respect to the Initial Improvements and any Change Orders, that the first $150,000.00 in excess thereof shall be taken from Tenant’s Security Deposit (to be restored by Tenant by September 15, 2003), and that the balance of any cost in excess thereof shall then be taken from the Overage Deposit. Landlord and Tenant hereby each agree to use reasonable efforts to ensure that the foregoing sentence is included in any and all construction contracts entered into with respect to the Initial Improvements and any Change Orders. If Landlord expends less that the amount of Landlord’s Contribution, the difference between the amount of Landlord’s Contribution and the amount spent by Landlord shall be paid to Tenant within thirty (30) days after the Commencement Date.

     4.      COMMENCEMENT DATE DELAY. The Commencement Date shall be delayed until the Initial Improvements have been substantially completed (the “Completion Date”), except to the extent that the delay shall be caused by any one or more of the following (a “Tenant Delay”):

          (a)     Tenant’s request for Change Orders whether or not any such Change Orders are actually performed; or

          (b)     Contractor’s performance of any Change Orders; or

          (c)     Tenant’s request for materials, finishes or installations requiring unusually long lead times; or

          (d)     Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

          (e)     Tenant’s delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

          (f)     Tenant’s delay in making payments to Landlord for the costs of any Change Orders; or

          (g)     Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons; or

          (h)     Any delay caused by any contractor(s) that Tenant has required that Landlord hire to perform certain portions of the construction of the Initial Improvements including, but not limited to, the following contractors: (i) Corbins Electric, (ii) Liqui-Chill, and (iii) the overhead crane contractor, which is to be determined by Tenant.

If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord’s architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

     5.      ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. As long as, in the opinion of Landlord and the general contractor, such access will not interfere with completion of the Initial Improvements or delay the Commencement Date, Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date to install furniture and fixtures and to otherwise prepare the Premises for Tenant’s use and occupancy. This permission constitutes a license only, conditioned upon Tenant’s:

          (a)     working in harmony with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

          (b)     obtaining in advance Landlord’s reasonable approval of the contractors proposed to be used by Tenant; and

          (c)     furnishing Landlord with such insurance as Landlord may reasonably require against liabilities which may arise out of such entry.

     Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property or installations in the Premises prior to the Commencement Date other than as a result of the gross negligence or willful misconduct of Landlord, its agents or employees. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. The entry and occupation permitted under this Section shall be governed by all other terms of the Lease.

     6. MISCELLANEOUS. Terms used in this Exhibit B shall have the meanings assigned to them in the Lease. The terms of this Exhibit B are subject to the terms of the Lease.

     7. TENDER OF THE PREMISES. The Commencement Date shall be deemed to have occurred on the date that Landlord shall tender possession of the Premises to Tenant with the Initial Improvements having been substantially completed (which Commencement Date may be before the Scheduled Commencement Date set forth on the Reference Pages of the Lease or before the New Scheduled Commencement Date, as said term is defined in Section 2.2 of the Lease).

(Remainder of Page Left Blank Intentionally)

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the
Lease Reference Date of June 5, 2003, between
Cabot Industrial Properties, L.P., as Landlord and
Portola Packaging, Inc., as Tenant

COMMENCEMENT DATE MEMORANDUM

     THIS MEMORANDUM, made as of ___, 20___, by and between ___ (“Landlord”) and ___(“Tenant”).

     Recitals

A.	Landlord and Tenant are parties to that certain Lease, dated for reference ___, 20___(the “Lease”) for certain premises (the “Premises”) consisting of approximately ___square feet at the building commonly known as ___.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

     NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is ___.

2.	The actual Termination Date is ___.

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule] __________________________________________________

4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

By:

By: __________ DO_NOT_SIGN __________ Name: _______________________________ Title: ________________________________ Dated: _______________________________	By: __________ DO_NOT_SIGN__________ Name: _______________________________ Title: ________________________________ Dated: _______________________________

C-1

EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of Lease bearing the
Lease Reference Date of June 5, 2003, between
Cabot Industrial Properties, L.P., as Landlord and
Portola Packaging, Inc., as Tenant

1.     No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2.     If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.     Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4.     If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5.     Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law, which load limit shall be provided by Landlord to Tenant in writing. Heavy objects shall stand on such platforms as reasonably determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause other than the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6.     Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7.     Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

8.     No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9.     Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may reasonably approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10.     Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address.

11.     All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12.     Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13.     Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14.     Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

15.     No person shall go on the roof without Landlord’s permission.

16.     Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17.     Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18.     These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

19.     Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building, provided same shall apply uniformly to all tenants. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20.     Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21.     Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22.     Any directory of the Building or project of which the Building is a part (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23.     Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24.     Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25.     Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgement of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

26.     Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27.     No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

28. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT E – HAZARDOUS MATERIALS

attached to and made a part of Lease bearing the
Lease Reference Date of June 5, 2003, between
Cabot Industrial Properties, L.P., as Landlord and
Portola Packaging, Inc., as Tenant

1.	Tenant agrees that Tenant, its agents, contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively “Hazardous Materials”) on, under, or about the Premises, without Landlord’s prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord’s reasonable satisfaction (i) that such Hazardous Materials (A) are necessary or useful to Tenant’s business; and (B) will be used, kept, and stored in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the Premises; and (ii) that Tenant will give all required notices concerning the presence in or on the Premises or the release of such Hazardous Materials from the Premises) provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.

2.	Tenant further agrees that Tenant will not permit any substance suspected of causing cancer or reproductive toxicity to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall be considered a Hazardous Material for purposes of this Rider.

3.	(i) Notwithstanding the provisions of Paragraph (1), Tenant may handle, store, and use Hazardous Materials, limited to the types, amounts, and use identified in the Hazardous Materials Exhibit attached hereto. If no Hazardous Materials Exhibit is attached to this Lease, then this Paragraph (3) shall be of no force and effect. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Paragraph is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on the attached Hazardous Materials Exhibit. Tenant’s business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all applicable laws pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant’s operations on the Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Tenant shall at any time fail to comply with this Paragraph, Tenant shall immediately notify Landlord in writing of such noncompliance.

(ii) Tenant shall provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises, at least 30 days prior to the first use, placement, or storage of such Hazardous Material on the Premises. Landlord shall have 10 days following delivery of such Material Safety Data Sheets to approve or forbid, in its sole discretion subject to the limitation contained in Paragraph (a) above, such use, placement, or storage of a Hazardous Material on the Premises.

(iii) Tenant shall not store hazardous wastes on the premises for more than 90 days; “hazardous waste” has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Tenant shall not install any underground or above ground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material or solid waste on the Premises. In performing any alterations of the Premises permitted by the Lease, Tenant shall not install any Hazardous Material in the Premises without the specific consent of Landlord attached as an exhibit to this Rider.

(iv) Any increase in the premiums for necessary insurance on the Property which arises from Tenant’s use and/or storage of Hazardous Materials shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

4.	If Landlord, in its sole discretion, believes that the Premises or the environment have become contaminated with Hazardous Materials that must be removed under the laws of the state where the Premises are located, in breach of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Rider. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord’s prior written consent.

5.	Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease. At Landlord’s option, Tenant shall perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant’s use of the Premises resulting from activities conducted pursuant to this Paragraph shall constitute an actual or constructive eviction of Tenant from the Premises. In the event that such cleanup extends beyond the termination of the Lease, Tenant’s obligation to pay rent (including additional rent and percentage rent, if any) shall continue until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord. Rent during such holdover period shall be at market rent; if the parties are unable to agree upon the amount of such market rent, then Landlord shall have the option of (a) increasing the rent for the period of such holdover based upon the increase in the cost-of-living from the third month preceding the commencement date to the third month preceding the start of the holdover period, using such indices and assumptions and calculations as Landlord in its sole reasonable judgment shall determine are necessary; or (b) having Landlord and Tenant each appoint a qualified MAI appraiser doing business in the area; in turn, these two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the rent is found to be within fifteen percent of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the rent be subject to determination or modification by any person, entity, court, or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less than the rent due in the preceding period.

6.	Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Landlord) during the Lease term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premise with Hazardous Materials by third parties.

7.	It shall not be unreasonable for Landlord to withhold its consent to any proposed Assignment or Sublease if (i) the proposed Assignee’s or Sublessee’s anticipated use of the premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed Assignee or Sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such Assignee’s or Sublessee’s actions or use of the property in question;

or (iii) the proposed Assignee or Sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.

8.	Any of Tenant’s insurance insuring against claims of the type dealt with in this Rider shall be considered primary coverage for claims against the Property arising out of or under this Paragraph.

9.	In the event of (i) any transfer of Tenant’s interest under this Lease; or (ii) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning (i) the physical condition of the Premises, Building, or Property caused by Tenant’s occupancy of the Premises; or (ii) the presence of hazardous or toxic materials in or on the Premises, Building, or Property relating to Tenant’s occupancy of the Premises (for example, the New Jersey Environmental Cleanup Responsibility Act, the Illinois Responsible Property Transfer Act, or similar applicable state laws), including but not limited to any reporting or filing requirements imposed by such laws. Tenant’s duty to pay rent, additional rent, and percentage rent shall continue until the obligations imposed by such laws are satisfied in full and any certificate of clearance or similar document has been delivered to Landlord.

10.	All consents given by Landlord pursuant to this Rider shall be in writing and shall be attached as amendments to this Rider. If such consents are not attached to this Rider, then such consents will be deemed withheld.

EXHIBIT F — LIST OF HAZARDOUS MATERIALS

attached to and made a part of Lease bearing the
Lease Reference Date of June 5, 2003, between
Cabot Industrial Properties, L.P., as Landlord and
Portola Packaging, Inc., as Tenant

Permitted Chemicals

Landlord hereby permits Tenant to use, handle, and store the chemicals listed below, in the quantities indicated, per the Hazardous Materials language contained in the Lease and Exhibit E.

Chemical	Quantity	Classification

F-1

SECOND AMENDMENT TO LEASE

     THIS AMENDMENT, made as of December 12, 2003, by and between CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership (“Landlord”), and PORTOLA PACKAGING, INC., a Delaware corporation (“Tenant”),

     W I T N E S S E T H:

     Recital of Facts:

     A.   Landlord and Tenant entered into the Lease dated June 5, 2003, which was amended by the First Amendment to Lease dated October 1, 2003, between Landlord and Tenant (such Lease, as amended by such First Amendment to Lease, is the “Lease”). Words defined in the Lease have the same meanings in this Amendment.

     B.   Exhibit B to the Lease requires Landlord to construct the Initial Improvements in the Premises in accordance with the final Plans. Exhibit B to the Lease requires Landlord to pay Landlord’s Contribution to defray the cost of the Initial Improvements. Exhibit B to the Lease requires Tenant to pay the cost of the Initial Improvements in excess of Landlord’s Contribution. The budget for the Initial Improvements is $4,886,499. Landlord’s Contribution is $2,533,220. Tenant deposited the amount of $2,353,279 (“Tenant’s Cost Deposit”) with Landlord to pay Tenant’s share of the cost of the Initial Improvements.

     C.   Landlord entered into the Standard Form of Agreement between Owner and Contractor (the “Construction Contract”) dated July 28, 2003, with Willmeng Construction, Inc. (the “General Contractor”) and the RREEF Agreement for Professional Services (the “Management Agreement”) dated August 1, 2003, with Don Hoon (the “Construction Manager”) for the construction of the Initial Improvements.

     D.   Landlord has substantially completed the Initial Improvements. Tenant has accepted possession of the Premises. The Commencement Date is December 1, 2003, and the Termination Date is November 30, 2018. Landlord and Tenant executed a Commencement Date Memorandum dated December 1, 2003, which confirmed the Commencement Date and the Termination Date. Landlord made railroad service available to the Premises on or before the Commencement Date as required by Section 2.4 of the Lease.

     E.   In this Amendment, Landlord and Tenant will provide for the final completion of the Initial Improvements.

     NOW, THEREFORE, in consideration of the covenants in this Amendment, Landlord and Tenant agree as follows:

     1.   Confirmation of Facts. As of the date of this Amendment, the foregoing Recital of Facts is true and correct and is incorporated in and made a part of this Amendment.

     2.   Completion of Initial Improvements. As of the date of this Amendment, Landlord has substantially completed the Initial Improvements as required by the Lease, Landlord has fully expended Landlord’s Contribution for the Initial Improvements, and Landlord has

1

disbursed Tenant’s Cost Deposit for the Initial Improvements except for the amount of $705,233.71 (the “Remaining Tenant’s Cost Deposit”). An accounting of the expenditures made by Landlord for the Initial Improvements from Landlord’s Contribution and Tenant’s Cost Deposit is set forth in Exhibit A attached hereto and made a part hereof. As of the date of this Amendment, Landlord shall pay the Remaining Tenant’s Cost Deposit to Tenant, Landlord shall assign the Construction Contract and the Management Agreement to Tenant, and Tenant shall assume the obligations of Landlord under the Construction Contract and the Management Agreement. Upon such payment of the Remaining Tenant’s Cost Deposit and assignment of the Construction Contract and the Management Agreement to Tenant, Landlord shall have no further liability or obligation with respect to the Initial Improvements and Tenant shall have the right to enforce the obligations of the General Contractor and the Construction Manager under the Construction Contract and the Management Agreement. Tenant hereby releases and discharges Landlord from all liabilities and obligations with respect to the Initial Improvements. Tenant shall complete the Initial Improvements reasonably promptly after the date of this Amendment. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, with respect to the Initial Improvements. Tenant shall not assert any demand or defense against Landlord, or deduct and withhold from or set off against any rent or other sums payable by Tenant under the Lease, on account of any claim of Tenant against the General Contractor or the Construction Manager with respect to the construction of the Initial Improvements. Tenant shall look solely to the General Contractor and the Construction Manager for performance of construction of the Initial Improvements under the Construction Contract and the Management Agreement and any failure by either of them to perform the Initial Improvements shall not constitute a default by Landlord under the Lease.

     3.   Legal Effect. If there is any conflict between this Amendment and the Lease, this Amendment shall control. Except as amended by this Amendment, the Lease is unmodified and, as so amended, the Lease shall remain in full force and effect.

     4.   Counterparts. This Amendment may be executed in counterparts by separately executed signature pages attached to this Amendment. Each such executed counterpart shall be an original and all such executed counterparts shall constitute one and the same Amendment.

     5.   Successors and Assigns. This Amendment shall benefit and bind Landlord and Tenant and their respective successors and assigns.

2

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first hereinabove written.

CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership
By RREEF MANAGEMENT COMPANY, a Delaware corporation, its Authorized Agent
By Bret C. Borg District Manager
PORTOLA PACKAGING, INC., a Delaware corporation
By Dennis L. Berg Vice President and Chief Financial Officer

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EXHIBIT A

Accounting of Expenditures for Initial Improvements

Date	Vendor - Contractor	Cost / Amount	Remarks

05/15/03	Don Hoon	1,088.00	Construction Manger Fee, May
05/15/03	Evolution Design	3,679.72	April charges
06/03/03	Evolution Design	5,761.01	Design fees
06/15/03	Don Hoon	10,500.00	Construction Manger Fee, June
07/02/03	Liqui-Chill Inc	91,000.00	Installment amount $101,128.35
07/02/03	Liqui-Chill Inc	10,128.35	Final amount of $101,128.35
07/08/03	Mountain States	99,622.00	Addnl Spur tracks
07/09/03	Evolution Design	75,055.00	Project Architech Fee
07/11/03	Willmeng Construction	11,995.50	Pre-construction Fees
07/11/03	Willmeng Construction	303,584.30	Progress Payment #1
07/14/03	Evolution Design	13,417.91	Demo Permit
07/14/03	Willmeng Construction	6,454.50	Final - pre-construction billing
07/15/03	Liqui-Chill Inc	101,128.35	2nd half deposit
07/18/03	Evolution Design	71,142.33	Eng. Services - July '03
07/31/03	Don Hoon	6,563.00	July Const. Mgmt. Fees
08/01/02	Liqui-Chill Inc	202,256.75	1st Progress Payment
08/14/03	Ace Crane	142,425.00	50% of P.O.
08/31/03	Don Hoon	6,713.00	August Const. Mgmt. Fees
09/05/03	Mountain States	5,374.61	Willmeng completed - chk to be returned
09/12/03	Evolution Design	6,605.94	August charges
09/12/03	Ace Crane	72,232.00	Progress Payment #3
09/16/03	Landa Associates	9,378.00	Structural design - chiller platform
09/19/03	Salt River Project	6,000.00	Design Pad fees
09/23/03	Evolution Design	3,990.25	8/1 to 9/10 charges
09/30/03	Willmeng Construction	550,221.00	2nd Draw
09/30/03	Don Hoon	6,225.00	Sept Const. Mgmt. Fees
09/30/03	Corbins	24,287.16	Progress Payment #1
10/01/03	Liqui-Chill Inc	202,256.75	2nd Progress Payment
10/10/03	Evolution Design	8,033.44	Sept. charges
10/20/03	Liqui-Chill Inc	161,805.50	3rd Progress Payment
10/31/03	Don Hoon	4,388.00	Oct Const Mgmt Fees
10/31/03	Willmeng Construction	453,384.00	Draw #3
10/31/03	Corbins Electric	221,309.75	2nd Progress Payment
11/04/03	Ace Crane	70,970.00	Progress payment #4
11/11/03	Evolution Design	5,354.06	10/03 charges
12/10/03	Evolution Design	2,625.68	Nov. Billing
12/10/03	Evolution Design	1,350.00	Final (Dec.) Billing
12/10/03	Sunstate Landscaping	3,600.00	Landscaping & irrigation adj.
12/10/03	Willmeng Construction	1,061,575.00	Draw #4
12/10/03	Corbins Electric	16,000.00	3rd Progress Payment
12/10/03	RREEF Construction Mgmt.	121,784.43	3% management services
	Total Payments Thru. 12-10	4,181,265.29

	Tenant Contribution	2,353,279.00
	Landlord Contribution	2,533,220.00
	Total Budget	4,886,499.00

	Balance Remaining	705,233.71